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                                                                  EXHIBIT (10)a.
                        SPLIT-DOLLAR INSURANCE AGREEMENT


   This agreement made as of the ______________ day of ______________________,
19____, by and between Genesco Inc., a Tennessee Corporation (hereinafter referred to as "Employer"), and ______________________, an individual (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

   WHEREAS, the Employee is a valued employee of Employer; and

   WHEREAS, the employee has made an application dated as of this date to The Northwestern Mutual Life Insurance Company (the "Insurance Company") for a life insurance policy in the amount of $______________ (the "Policy"), and

   WHEREAS, the Employer believes that it is in its best interests to assist the Employee in providing adequate life insurance protection for the Employee's family in the event of Employee's death;

   NOW, THEREFORE, the Employer and Employee agree as follows:

1. The Employee agrees that the Employer and the Employee shall be co-owners of the Policy with such respective rights and obligations as shall be set forth in the Policy and in the supplement thereto dated as of this date (The "Supplement").

2. The Employer agrees that, notwithstanding paragraph 3 of the Supplement, for the first seven (7) years of the Policy it (i) will continue its interest in the Policy, (ii) will pay that portion of the annual premium which is equal to the gross premium less the one-year term cost of declining insurance coverage for the Employee under the Policy as determined by the Internal Revenue Service (commonly referred to as the "P.S. 58 Cost"), (iii) will not change the dividend option under the Policy, and (iv) will obtain a policy loan only if such action will not jeopardize the right of either Genesco or the Employee to deduct the interest on such loan pursuant to Section 264 of the Internal Revenue Code, but in all cases provided that the Employee (a) pays that portion of the gross premium not paid by the Employer, and (b) remains in the employ of the Employer except for termination of employment due to disability (as defined in the Federal Social Security Act). After such seven year period the Employer, at its sole option, may discontinue making such payments and may discontinue its interest in the Policy as provided in the Supplement.

3. The Employer agrees not to exercise the rights granted to it under paragraph 5 of the Supplement unless the Employee elects or is deemed to have elected option (b) set forth in paragraph 4 below.

4. Should the Employer not be obligated to pay its portion of the gross premium under paragraph 2 above, the Employee is to have the following options with respect to the policy:

   (a) To pay to the Employer an amount equal to the share of the total premiums for the Policy which the Employer has paid and for which it has not been previously reimbursed, and thereafter the Employee will become the sole owner of the Policy; or

   (b) To relinquish all the Employee's interest in the Policy.

Within ten (10) days of such cessation of the Employer's obligation, the Employer shall give written notice to the Employee granting the Employee twenty
(20) days within which to elect option (a) by making the required payment. In order to assist the Employee in making such payment, the Employer shall grant the Employee in such notice, a copy of which the Employer shall send to the Insurance Company, the right to obtain a policy loan, the proceeds in an amount not to exceed the amount specified in option (a) to be paid directly to the Employer by the Insurance Company. If the Employee fails to elect option (a) by not making the required payment, the Employee will automatically be deemed to have elected option (b), and the Employer will be free to surrender the Policy, substitute another insured under the Policy or take any other action with respect to the Policy as the Employer may desire. Except for such election of option (b), the Employee shall have no liability to the Employer with respect to premiums paid by Employer under the Policy not recovered from the cash surrender or loan values of the Policy.

5. The Employee hereby terminates his interests in and releases any rights he may have to participate in any group life insurance plans sponsored by the Employer.

6. The Employer will continue, as to the Employee, its present practice of paying management Employees as a death benefit a percentage of the Employee's salary, for which the Employer is insured under the Policy in an amount of $5,000.00. Such benefit shall be paid by the Employer to the Direct Beneficiaries named by the Employee under the Policy.

7. The Insurance Company shall be bound only by the provisions of and endorsements on the Policy, including supplements thereto, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits, and demands by all persons whatsoever. Except as specifically provided by endorsement of the Policy, it shall in no way be bound by the provisions of this Agreement.

8. This Agreement shall bind the Employer and its successors and assigns, Employee and the Employee's heirs, executors, administrators, and transferees and any Policy beneficiaries. Each party agrees to make, execute and deliver any documents necessary to carry out the purpose and intent of this Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       GENESCO INC.


                                       By____________________________________
                                                      EMPLOYER


                                         ____________________________________
                                                      EMPLOYEE